UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2012

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On October 12, 2012, the Board of Directors of The Progressive Corporation elected Jeffrey D. Kelly, 59, to fill a vacancy on the Company’s Board for a term ending on the date of the Company’s Annual Meeting of Shareholders in 2013. Mr. Kelly was then appointed to serve on the Compensation Committee of the Board. There are no arrangements or understandings between Mr. Kelly and any other person, pursuant to which he was elected as a director. Mr. Kelly’s compensation as a director will be provided on the same basis as that provided to the Company’s other non-employee directors, as further described in the Company’s Proxy Statement dated March 9, 2012, at pages 53-54. Certain of Mr. Kelly’s biographical information is included in the press release attached hereto as Exhibit 99.

Item 7.01 Regulation FD Disclosure.

On October 12, 2012, the Company issued a news release announcing that its Board of Directors had declared a special cash dividend of $1.00 per Common Share, payable November 29, 2012 to shareholders of record at the close of business on November 21, 2012. A copy of the news release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2012
THE PROGRESSIVE CORPORATION

	By:	/s/ Charles E. Jarrett
	Name:	Charles E. Jarrett
	Title:	Vice President, Secretary and Chief Legal Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

99	99	News release dated October 12, 2012 announcing special cash dividend and election of Jeffrey D. Kelly to the Board of Directors